Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-00618 of Gables Residential Trust on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of Gables Residential Trust 401(k) Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Atlanta,  Georgia
June 29, 2005